UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

AMICUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33497	71-0869350
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On June 30, 2016, Amicus Therapeutics, Inc., a Delaware corporation (“Amicus” or the “Company”), Amicus Therapeutics UK Limited, a private limited company incorporated under the laws of England and Wales and wholly owned subsidiary of Amicus (“Amicus UK”), and Amicus Therapeutics International Holding LTD, a private limited company incorporated under the laws of England and Wales and wholly owned subsidiary of Amicus (“Amicus UK Holding,” and together with Amicus and Amicus UK, the “Companies”), entered into a Joinder to and Amendment of Note and Warrant Purchase Agreement (the “Amended Purchase Agreement”) with Redmile Capital Fund, LP and certain of its affiliates set forth in the Amended Purchase Agreement (“Purchasers”). Such amendment joined Amicus UK Holding and Grosvenor Special Opportunities Master Fund, Ltd. to the Note and Warrant Purchase Agreement, dated as of February 19, 2016, by and among Amicus, Amicus UK and the purchasers set forth therein (the “Original Purchase Agreement”). The Original Purchase Agreement was previously disclosed on February 22, 2016. The Amended Purchase Agreement gave Amicus UK Holding the option to issue $30,000,000 aggregate principal amount of unsecured promissory notes (the “Additional Notes”) and removed any option to issue additional notes beyond such Additional Notes.

At closing, Amicus UK Holding sold, on a private placement basis (a) $30,000,000 aggregate principal amount of Additional Notes and (b) five-year warrants to purchase 42 shares of Amicus common stock, par value $0.01 per share (“Common Stock”) for every $1,000 of the principal amount of Additional Notes purchased by each Purchaser (“Additional Warrants”), for an aggregate of 1,260,000 shares of Common Stock issuable under the Additional Warrants. The Additional Notes bear interest at 3.875% and will mature on October 1, 2021. Interest on the Additional Notes will accrue but go unpaid until final maturity. The exercise of the Additional Warrants is restricted if such exercise would result in the holder of such warrants beneficially owning more than 9.99% of the shares of Amicus common stock outstanding immediately after giving effect to such issuance.

The exercise price of the Warrants is the product of (x) the VWAP (as defined in the Original Purchase Agreement) for the four trading days immediately prior to the date of issuance of the Notes and (y) 132.5%, subject to adjustment. The obligations of Amicus UK Holding under the Notes are guaranteed, irrevocably and unconditionally, by Amicus.

Pursuant to the Amended Purchase Agreement, Amicus has agreed to file an automatic shelf registration statement within 15 days after the issuance of any Common Stock underlying any Warrants for purposes of registering the resale of such Common Stock.

The foregoing description of the Amended Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Original Purchase Agreement, incorporated by reference to Exhibit 10.1 to Amicus’ Current Report on Form 8-K as filed with the Securities and Exchange Commission on February 22, 2016 (File No. 001-33497) , the Amended Purchase Agreement, filed as Exhibit 10.2 hereto and the Form of Warrant, filed as Exhibit 4.1 hereto.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 is incorporated herein by reference.

Item 3.02                                           Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above, which information is hereby incorporated by reference, are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. The securities were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The information required by this Item 3.02 is incorporated by reference to Item 1.01 of this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Warrant, issued on June 30, 2016
10.1	Note and Warrant Purchase Agreement by and among Amicus Therapeutics, Inc., Amicus Therapeutics UK Limited and the purchasers identified on the signature pages thereto, dated as of February 19, 2016.*
10.2

Joinder to and Amendment of Note and Warrant Purchase Agreement by and among Amicus Therapeutics, Inc., Amicus Therapeutics UK Limited, Amicus Therapeutics International Holding LTD and the purchasers identified on the signature pages thereto, dated as of June 30, 2016

 *Incorporated by reference to Exhibit 10.1 to Amicus’ Current Report on Form 8-K as filed with the Securities and      Exchange Commission on February 22, 2016 (File No. 001-33497)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: June 30, 2016	By:	/s/ Ellen S. Rosenberg
	Name:	Ellen S. Rosenberg
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrant, issued on June 30, 2016
10.1	Note and Warrant Purchase Agreement by and among Amicus Therapeutics, Inc., Amicus Therapeutics UK Limited and the purchasers identified on the signature pages thereto, dated as of February 19, 2016.*
10.2

Joinder to and Amendment of Note and Warrant Purchase Agreement by and among Amicus Therapeutics, Inc., Amicus Therapeutics UK Limited, Amicus Therapeutics International Holding LTD and the purchasers identified on the signature pages thereto, dated as of June 30, 2016

 *Incorporated by reference to Exhibit 10.1 to Amicus’ Current Report on Form 8-K as filed with the Securities and      Exchange Commission on February 22, 2016 (File No. 001-33497)